UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30221	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2007, the Board of Directors (the “Board”) of Saba Software, Inc., a Delaware corporation (the “Company”), adopted an Executive Officers’ Incentive Plan (the “Bonus Plan”).

Pursuant to the Bonus Plan, the Company’s executive officers are eligible to receive incentive compensation in the form of annual bonuses (the “Annual Bonuses”). Payment of the Annual Bonuses is based on the achievement by the Company of certain cash earnings per share financial metrics (the “Financial Metrics”) established by the Board. The Annual Bonuses may be reduced for failure to achieve minimum Financial Metrics and may be eliminated entirely if the Financial Metrics fall below a certain threshold. The Annual Bonuses may be increased for exceeding the Financial Metrics. The maximum Annual Bonus payable under the Bonus Plan is 200% of an executive’s target bonus. The Annual Bonuses awarded under the Bonus Plan generally will be payable in cash after the end of the fiscal year during which such Annual Bonuses were earned. The Compensation Committee or the Board may pay discretionary bonuses in addition to the Annual Bonuses.

The foregoing summary of the Bonus Plan is subject to, and qualified in its entirety by, the Bonus Plan, which is attached as Exhibit 10.20 to this Form 8-K, and is incorporated herein by reference in its entirety.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.20	Executive Officers’ Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc.
(Registrant)

Date: September 28, 2007	/s/ Michael J. Martini
(Signature)
Michael J. Martini
Chief Financial Officer

EXHIBIT INDEX

10.20	Executive Officers’ Incentive Plan